Exhibit 3.28

Microfilm Number		Filed with the Department of State on AUG 14 1996

Entry Number	27/10/010	/s/ [ILLEGIBLE]

Secretary of the Commonwealth
ARTICLES OF INCORPORATION-FOR PROFIT
DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)
Indicate type of domestic corporation (check one):

X	Business-stock (15 Pa. C.S. § 1306)	Management (15 Pa. C.S. § 2702)

	Business-nonstock (15 Pa. C.S. § 2102)	Professional (15 Pa. C.S. § 2903)

	Business-statutory close (15 Pa. C.S. § 2303)	Cooperative (15 Pa. C.S. § 7102A)

     In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:
1.	The name of the corporation is Allied Acquisition Pennsylvania, Inc.

2.	The (a) address of the corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)

	Number and Street	City	State	Zip	County

(b) c/o:	C T CORPORATION SYSTEM	Tioga

	Name of Commercial Registered Office Provider	County
For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5.	The name and address, including street and number, if any, of each incorporator is:

Name	Address

Mary Janiszewski	208 S. LaSalle St., Ste. 814, Chicago, IL 60604

6. The specific effective date, if any, is	upon qualification

	month	day	year	hour, if any
7.	Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8.	Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.).
(PA.-432 – 10/2/92)
AUG 11, 96
PA Dept. of State

9.	Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is
IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 14th day of August, 1996.

/s/ Mary Janiszewski

(Signature)	(Signature)

(PA. – 432)

STATEMENT OF INCORPORATOR
IN LIEU OF ORGANIZATION MEETING
OF
ALLIED ACQUISITION PENNSYLVANIA, INC.
* * * * *
     The certificate of incorporation of this corporation having been filed in the Department of State of the state of Pennsylvania, the undersigned, being the incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:
The following persons were unanimously elected as directors to hold office until the first annual meeting of stockholders or until their respective sucessors are elected and qualified:
Daniel J. Ivan
Thomas H. VanWeelden
Larry D. Henk
Dated August 14, 1996

/s/ Mary Janiszewski
Mary Janiszewski, Incorporator